UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  October 11, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On October 11, 2018, NextEra Energy, Inc.'s (NEE) Board of Director's (Board) approved an increase in the size of the Board from twelve members to thirteen members and, upon the recommendation of the Governance & Nominating Committee, appointed Darryl L. Wilson to fill the newly created directorship. In addition, effective on the same date, the Board approved the appointment of Mr. Wilson to the Audit Committee of the Board.

Mr. Wilson was Vice President, Commercial of GE Power, a business of the General Electric Company, from June 2017 until his retirement in December 2017. From June 2017 to January 2016, he was Vice President & Chief Commercial Officer of GE Energy Connections and, from January 2016 to January 2013, he was Vice President & Chief Commercial Officer of GE Distributed Power. From January 2013 to July 2008, he was President & Chief Executive Officer of GE Aeroderivative Products. Other prior responsibilities include serving as the President & Chief Executive Officer of GE Consumer & Industrial Asia & India based in Shanghai, China.

Mr. Wilson will receive compensation for his service as a director consistent with the compensation paid to the other non-employee directors of NEE, as described in NEE’s definitive proxy statement on Schedule 14A for NEE’s 2018 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 6, 2018. In 2018, the compensation includes an annual retainer of $90,000, which amount will be prorated for 2018 based on the date of his appointment to the Board. Mr. Wilson was also granted a prorated annual award of NEE common stock of 220 shares. These shares are not transferable until Mr. Wilson is no longer a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 16, 2018

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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